Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-249431, 333-254593, 333-263534, 333-270610 and 333-278036) of Spruce Biosciences, Inc. (the Company) of our report dated April 15, 2025, relating to the financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Jose, California

April 15, 2025